Media Contact:         David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact:    Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank and Trust Company Acquires
Patriot Capital Corporation’s Equipment Finance Group

ATLANTA AND MACON, GA, October 22, 2015 - State Bank and Trust Company, a wholly-owned subsidiary of State Bank Financial Corporation (NASDAQ: STBZ), announced today that it has purchased the equipment finance origination platform of Patriot Capital Corporation, a leading provider of equipment financing to the retail petroleum industry. The terms of the transaction were not disclosed.
“Equipment financing is a business we have long wanted to enter, and we have found a great fit with Patriot Capital, one of the largest equipment lenders in the retail fueling industry. We believe this acquisition is an attractive use of capital that will broaden our asset generating capabilities through additional growth and diversification of our loan portfolio,” said Tom Wiley, CEO of State Bank and Trust Company. “In addition, we believe we can efficiently generate significant scale by leveraging the established Patriot Capital distribution platform, creating greater value through the utilization of our existing programs and products.”
Patriot Capital Corporation is a privately owned company that was founded in 2000. The company has 17 employees and is based in Atlanta, Georgia.
In January 2015, Patriot Capital was awarded the “Best in the U.S.” honor as the nation’s best equipment financing company by the Petroleum Marketers Association of America (PMAA), which is a federation of 48 state and regional trade associations representing approximately 8,000 independent petroleum marketers nationwide.
Chris Santy, founder and president of Patriot Capital, will join State Bank as president of the newly created Patriot Finance Division. “I am excited to be joining State Bank and look forward to expanding our lending capabilities through the resources of a larger institution,” Santy said. “Our two companies align very well from a cultural and philosophical perspective. We believe the strength and power of State Bank with the industry knowledge of Patriot Capital will help make us a more formidable competitor in the equipment finance space.”

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $3.4 billion in assets as of September 30, 2015, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates 26 banking offices in Metro Atlanta, Middle Georgia and Augusta, Georgia, and seven mortgage origination offices.

About Patriot Capital Corporation

Patriot Capital specializes in enabling entrepreneurs to succeed by providing hassle free equipment financing in the retail petroleum fueling industries.  Working with our customers to enable them to optimize their capital structures, Patriot Capital is the leading provider of capital equipment financing and leasing to NACS (National Association of Convenience Stores) and SIGMA (Society of Independent Gasoline Marketers of America) members.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include statements regarding our acquisition of Patriot Capital Corporation, including our belief that the acquisition will broaden our asset generating capabilities through additional growth and diversification of our loan portfolio, our ability to efficiently generate scale by leveraging Patriot Capital’s distribution platform and our ability to expand and compete in the equipment finance space. Such forward-looking statements are subject to risks, uncertainties, and other factors. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year, for a description of some of the other factors that may affect actual outcomes.

To learn more about State Bank, visit www.statebt.com.

To learn more about Patriot Capital Corporation, visit http://www.patriotcapitalcorp.com/.